Exhibit 10.18

Sixth LOAN MODIFICATION AGREEMENT

This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of January 21, 2022, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and (b) (i) CARECLOUD, INC. (formerly known as MTBC, INC.), a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Parent”), (ii) MTBC ACQUISITION, CORP., a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“MTBC Acquisition”), (iii) CARECLOUD PRACTICE MANAGEMENT, CORP. (formerly known as MTBC PRACTICE MANAGEMENT, CORP.), a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Management”), (iv) CARECLOUD HEALTH, INC. (formerly known as CARECLOUD CORPORATION), a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“CareCloud Health”), (v) MERIDIAN MEDICAL MANAGEMENT, INC. (formerly known as ORIGIN HOLDINGS INC.), a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Meridian Medical”), (vi) MEDSR, INC., a Delaware corporation (“medSR”) and (vii) CARECLOUD ACQUISITION, CORP., a Delaware corporation (“CareCloud Acquisition”, and together with Parent, MTBC Acquisition, Management, CareCloud Health, Meridian Medical, and medSR, jointly, severally, individually and collectively, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 13, 2017, evidenced by, among other documents, a certain Loan and Security Agreement dated as of October 13, 2017, between Borrower and Bank, as amended and affected by a certain Joinder and First Loan Modification Agreement dated as of September 20, 2018, as further amended by a certain Second Loan Modification Agreement dated as of November 15, 2019, as further amended and affected by a certain Joinder and Third Loan Modification Agreement dated as of February 28, 2020, as further amended and affected by a certain Joinder and Fourth Loan Modification Agreement dated as of September 21, 2020, and as further amended and affected by a certain Joinder and Fifth Loan Modification Agreement dated as of September 21, 2021 (as has been and as may be further amended, modified, restated, replaced or supplemented from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, as amended the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 7.7 thereof:

“(i) pay normal monthly dividends in cash to the holders of Parent Borrower’s Series A Preferred Stock as required by Section 4 of Borrower’s Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock dated as of July 6, 2016 so long as an Event of Default does not exist at the time of any such dividend and would not exist after giving effect to any such dividend;”

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and inserting in lieu thereof the following:

“(i) pay normal monthly dividends in cash to the holders of (A) Parent Borrower’s Series A Preferred Stock as required by Section 4 of Borrower’s Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock dated as of July 6, 2016 and (B) Parent Borrower’s Series B Preferred Stock as required by Section 4 of Borrower’s Certificate of Designations, Preferences and Rights of its Series B Cumulative Redeemable Perpetual Preferred Stock to be filed no later than February 20, 2022 (with a copy of the filed version provided to Bank promptly thereafter), in the case of both (A) and (B), so long as an Event of Default does not exist at the time of any such dividend and would not exist after giving effect to any such dividend;”

B.	Consent.

1	Borrower has notified Bank that it intends on redeeming certain shares of its Series A Preferred Stock at Twenty-Five Dollars ($25.00) per share (collectively, the “Shares”), currently held by certain investors of Parent Borrower in exchange for cash (each, a “Redemption” and, collectively, the “Redemptions”). Bank hereby consents to the Redemptions, so long as (a) Borrower does not assume or incur any Indebtedness or Liens in connection with the Redemptions, (b) Borrower does not use or transfer any of its cash or other property in connection with any Redemption, other than cash proceeds from the sale of Parent Borrower’s Series B Preferred Stock and/or Common Stock (without duplication of Section 7.7(a)(iii) of the Loan Agreement) received within the ninety (90) day period ending on the date of such Redemption, (c) the Redemptions do not result in a Change in Control, (d) no Event of Default exists at the time of any Redemption and the Redemptions do not result in an Event of Default, and (e) the Redemptions occur on or prior to December 31, 2023.

2	In addition, Borrower has notified Bank that after shares of Parent Borrower’s Series B Preferred Stock are publicly trading and the initial Redemption has occurred, when the relative prices of Parent Borrower’s Series A Preferred Stock and Series B Preferred Stock are appropriate, it intends to offer to holders of Parent Borrower’s Series A Preferred Stock the right to exchange such shares for shares of Parent Borrower’s Series B Preferred Stock (collectively, the “Exchange”). Bank hereby consents to the Exchange, so long as (a) Borrower does not assume or incur any Indebtedness or Liens in connection with the Exchange, (b) Borrower does not transfer any of its cash or other property in connection with the Exchange other than shares of Parent Borrower’s Series B Preferred Stock, (c) the Exchange does not result in a Change in Control, and (d) no Event of Default exists at the time of the Exchange and the Exchange does not result in an Event of Default.

4. FEES AND EXPENSES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATES.

(a)	Parent hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 21, 2021 (the “Parent Perfection Certificate”) delivered by Parent to Bank, and acknowledges, confirms and agrees that the disclosures and information Parent provided to Bank in the Parent Perfection Certificate have not changed, as of the date hereof.

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(b)	MTBC Acquisition hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 21, 2021 (the “MTBC Acquisition Perfection Certificate”) delivered by MTBC Acquisition to Bank, and acknowledges, confirms and agrees that the disclosures and information MTBC Acquisition provided to Bank in the MTBC Acquisition Perfection Certificate have not changed, as of the date hereof.

(c)	Management hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 21, 2021 (the “Management Perfection Certificate”) delivered by Management to Bank, and acknowledges, confirms and agrees that the disclosures and information Management provided to Bank in the Management Perfection Certificate have not changed, as of the date hereof.

(d)	CareCloud Health hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 21, 2021 (the “CareCloud Health Perfection Certificate”) delivered by CareCloud Health to Bank, and acknowledges, confirms and agrees that the disclosures and information CareCloud Health provided to Bank in the CareCloud Health Perfection Certificate have not changed, as of the date hereof.

(e)	Meridian Medical hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 21, 2021 (the “Meridian Medical Perfection Certificate”) delivered by Meridian Medical to Bank, and acknowledges, confirms and agrees that the disclosures and information Meridian Medical provided to Bank in the Meridian Medical Perfection Certificate have not changed, as of the date hereof.

(f)	medSR hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 21, 2021 (the “medSR Perfection Certificate”) delivered by medSR to Bank, and acknowledges, confirms and agrees that the disclosures and information medSR provided to Bank in the medSR Perfection Certificate have not changed, as of the date hereof.

(g)	CareCloud Acquisition hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 21, 2021 (the “CareCloud Acquisition Perfection Certificate”) delivered by CareCloud Acquisition to Bank, and acknowledges, confirms and agrees that the disclosures and information CareCloud Acquisition provided to Bank in the CareCloud Acquisition Perfection Certificate have not changed, as of the date hereof.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

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8. RELEASE BY BORROWER.

A.	FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Loan Modification Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

B.	In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

C.	By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

D.	This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Loan Modification Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

E.	Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

1	Except as expressly stated in this Loan Modification Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Loan Modification Agreement.

2	Borrower has made such investigation of the facts pertaining to this Loan Modification Agreement and all of the matters appertaining thereto, as it deems necessary.

3	The terms of this Loan Modification Agreement are contractual and not a mere recital.

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4	This Loan Modification Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Loan Modification Agreement is signed freely, and without duress, by Borrower.

5	Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

CARECLOUD, INC.		CARECLOUD PRACTICE MANAGEMENT, INC.

By	/s/ Bill Korn	By	/s/ Bill Korn
Name:	Bill Korn	Name:	Bill Korn
Title:	Chief Financial Officer	Title:	Chief Financial Officer

MTBC ACQUISITION, CORP.		CARECLOUD HEALTH, INC.

By	/s/ Bill Korn	By	/s/ Bill Korn
Name:	Bill Korn	Name:	Bill Korn
Title:	Chief Financial Officer	Title:	Chief Financial Officer

MERIDIAN MEDICAL MANAGEMENT, INC.		CARECLOUD ACQUISITION, CORP.

By	/s/ Bill Korn	By	/s/ Bill Korn
Name:	Bill Korn	Name:	Bill Korn
Title:	Chief Financial Officer	Title:	Chief Financial Officer

MEDSR, INC.

By	/s/ Bill Korn
Name:	Bill Korn
Title:	Chief Financial Officer

BANK:

SILICON VALLEY BANK

By	/s/ Tom Gordon
Name:	Tom Gordon
Title:	Managing Director